                                  EXHIBIT 6(D)

                                   SCHEDULE E
                          TO THE DISTRIBUTION AGREEMENT
                                     BETWEEN
                                THE ONE GROUP(R)
                                       AND
                         THE ONE GROUP SERVICES COMPANY

                                   SCHEDULE E
                          TO THE DISTRIBUTION AGREEMENT
                                     BETWEEN
                                THE ONE GROUP(R)
                                       AND
                         THE ONE GROUP SERVICES COMPANY

                                  CDSC CLASSES
                                  ------------

NAME OF THE FUND
----------------

EQUITY FUNDS
------------

Investor Aggressive Growth Fund -- Class C Shares
Investor Growth Fund -- Class C Shares
Investor Growth & Income Fund -- Class C Shares
Investor Balanced Fund -- Class C Shares
Investor Conservative Growth Fund -- Class C Shares

FIXED INCOME FUNDS
------------------

Investor Fixed Income Fund -- Class C Shares

THE ONE GROUP(R)                            THE ONE GROUP SERVICES COMPANY

By:                                         By:
   -------------------------                   -------------------------------

Date:                                       Date:
     -----------------------                     -----------------------------


                                       E-1